                                                                    Exhibit 4(i)


                                                                  CONFORMED COPY


Dated                           7 June                                    2001
--------------------------------------------------------------------------------


             Trans-Continental Leaf Tobacco Corporation Limited, Standard
            Commercial Tobacco Company (UK) Limited and Standard Commercial
                                   Tobacco Co., Inc.                         (1)
                                    (as Borrowers)


                            Standard Commercial Corporation
                                    (as Guarantor)                           (2)


                     Standard Commercial Tobacco Processors, LLC,
                    Standard Commercial Tobacco Threshing, LLC and
                      Standard Commercial Tobacco Operations, LLC            (3)
                                   (as New Obligors)


                                The Steering Committee                       (4)

                             Deutsche Bank A.G. in Hamburg
                                    (as Lead Bank)                           (5)


                             Fortis Bank (Nederland) N.V.                    (6)
                           (as International Security Agent)


                               First Union National Bank                     (7)
                                (as US Security Agent)


                                  The Remaining Banks                        (8)


                                       - and -


                                  The Outgoing Banks                         (9)



--------------------------------------------------------------------------------

                          SIXTH SUPPLEMENTAL AGREEMENT
                       TO THE MASTER FACILITIES AGREEMENT

--------------------------------------------------------------------------------


                                    Lovells

                                  A6/KB/790397

                                                                  CONFORMED COPY

This Agreement is made on 7 June 2001

Between:

(1)  The Companies Listed in Schedule 1 (the "Borrowers");

(2) Standard Commercial Corporation (Federal Tax Identification Number 13/1337610) whose registered office is at 2201 Miller Road, PO Box 450, Wilson NC 27894-0450, USA ("SCC");

(3) Standard Commercial Tobacco Processors, LLC, Standard Commercial Tobacco Threshing, LLC and Standard Commercial Tobacco Operations, LLC (the "New Obligors");

(4) Deutsche Bank A.G. in Hamburg, Fortis Bank (Nederland) N.V., First Union National Bank, Norddeutsche Landesbank Girozentrale and Westdeutsche Landesbank Girozentrale (the "Steering Committee");

(5)  Deutsche Bank A.G. in Hamburg (the "Lead Bank");

(6)  Fortis Bank (Nederland) N.V. (the "International Security Agent");

(7)  First Union National Bank (the "US Security Agent");

(8)  The Banks Listed in Schedule 2 (the "Remaining Banks"); and

(9) Rabobank International, London Branch and Sun Trust Bank (together, the "Outgoing Banks" and each is an "Outgoing Bank").


Whereas:

(A) On 5 May, 1995, certain of the parties entered into the MFA (as defined below).

(B) The MFA was amended and supplemented by a first supplemental agreement dated 1 February 1996, a second supplemental agreement dated 16 July 1996, a third supplemental agreement dated 31 July 1997, a fourth supplemental agreement dated 19 May 1999 and a fifth supplemental agreement dated 15 May 2000.

(C) Following a transfer of assets from MeesPierson Rotterdam NV to Fortis Bank (Nederland) NV, Fortis Bank (Nederland) N.V. has replaced MeesPierson NV as International Security Agent, as a Bank and as part of the Steering Committee.

(D) Following a merger between Crestar Bank, Inc. and Sun Trust, Sun Trust is now the provider of the facility previously made available by Crestar Bank, Inc.

(E) The parties now wish to amend and supplement the MFA as set out in this Agreement.


It is Agreed:

                                                                  CONFORMED COPY

1.   Definitions

1.1 Save as expressly provided in this Agreement, expressions defined in the MFA shall bear the same meanings in this Agreement and principles of interpretation applicable to the MFA shall also apply to this Agreement.

1.2 In this Agreement the following expressions shall have the following respective meanings:

     "Effective Date" for the purposes only of this Agreement, 9 April 2001 or, if later, the first date on which the Lead Bank shall have received the documents and payments referred to in clause 3 below, satisfactory in form and substance to the Lead Bank and on which the Lead Bank is satisfied with the matters referred to in clause 3 of this Agreement;

     "Guaranty Agreement" means the Guaranty Agreement to be entered into between the New Obligors (as defined in clause 2.5) and the US Security Agent in form and substance satisfactory to the US Security Agent;

     "MFA" means the Master Facilities Agreement dated 5th May 1995 as amended by a first Supplemental Agreement dated 1 February 1996, by a Second Supplemental Agreement dated 16 July 1996, a Third Supplemental Agreement dated 31 July 1997, a Fourth Supplemental Agreement dated 19 May 1999 and a fifth supplemental agreement dated 15 May 2000 and otherwise as amended, varied, supplemented and in force immediately prior to the Effective Date;

     "Security Agreement" means the security agreement to be entered into between the New Obligors (as defined in clause 2.5) and the US Security Agent in form and substance satisfactory to the US Security Agent

1.3 Unless otherwise specified, any reference in this Agreement to a Clause or a Schedule is to a Clause or a Schedule of the MFA.

2.   Amendment

2.1  Retirement of Banks

     It was noted that with effect from the Effective Date, the Outgoing Banks will cease to be Banks and their respective Commitments will be reduced to zero.

2.2  Centura Bank

     It was noted that with effect from the Effective Date, Centura Bank will become (and is hereby designated by the Lead Bank (acting with Majority Bank approval) and SCTC, Inc. as) a Bank with the Commitment set opposite its name in Schedule II to the MFA and Schedules II and IV to the MFA shall be amended accordingly. Each of the facility letters from time to time entered into by Centura Bank in connection with the facilities pursuant to which Centura Bank makes available its Commitment (in each case as amended and supplemented from time to time in accordance with the MFA) is hereby designated by the Lead Bank (acting with Majority Bank approval) and SCC as a Facility Letter under the MFA for all purposes and each such facility is designated as a "Facility" under the MFA for all purposes by the Lead Bank (acting with Majority Bank approval) and SCTC Inc.

2.3  Decrease in Facilities

     With effect from the Effective Date, the aggregate amount of the Facilities will be reduced to $230,000,000.

                                                                  CONFORMED COPY
2.4  Arrangement Fee

     The Borrowers shall, on the Effective Date, pay to the Lead Bank for the Banks, a fee equal to 0.125 per cent. of the aggregate of the Commitment of the Banks on that Date.

2.4  New Obligors

     Each of the Banks hereby consents to the transfer of part of the business and assets of SCTC Inc. to Standard Commercial Tobacco Processors, LLC, Standard Commercial Tobacco Threshing LLC and Standard Commercial Tobacco Operations, LLC (the "New Obligors") on the terms set out in a letter dated 13 December 2000 from SCC addressed to the Lead Bank and the US Security Agent with effect from the Effective Date provided that the New Obligors shall each have entered into a Guaranty Agreement and a Security Agreement satisfactory in form and substance to the US Security Agent. With effect from the Effective Date each of the New Obligors is designated as an Obligor and as a Tobacco Group Company. The Lead Bank is hereby authorised to designate the New Obligors as Eligible Tobacco Group Companies once it is satisfied that the pre-conditions to that designation set out in the definition of Eligible Tobacco Group Companies have been satisfied.

2.5  New Obligors Appointment

     (a) Each of the New Obligors hereby irrevocably authorises and instructs each of SCTC and SCC to give any representations, covenants or undertakings expressed in the MFA to be given by SCTC and/or SCC on behalf of any Obligor and further irrevocably agrees and authorises each of SCTC and SCC to give any consents, notices or authorisations expressed in the MFA to be given by SCTC and/or SCC on behalf of any Obligor.

     (b) Each of the New Obligors hereby irrevocably authorises SCTC Inc. in the terms set out in clause 37.1 of the MFA.

     (c) With effect from the date of this Agreement, each of the New Obligors hereby designates, appoints and empowers Standard Commercial Tobacco Services (UK) Limited as its agent for service of process in the terms of clause 40.1(b) (Governing Law and Jurisdiction) of the MFA.

2.6  Amendments to MFA

     With effect from the Effective Date, the MFA shall be amended and supplemented and shall take effect in the form set out in the Appendix to this document. For ease of reference, changes have been made to the following clauses:

     The list of parties on the front page and on page 1 of the Agreement.

     Definition of "Final Repayment Date".

     Definition of "International Security Agent".

     Definition of "LLC Obligors".

     Definition of "Margin".

     Definition of "Steering Committee".

     Clause 14.5(c), (d) and (e).

                                                               CONFORMED COPY

     Clause 14.7(a), (b) and (c).

     Clause 14.11(c).

     Clause 16.1(a).

     Clause 18.1.

     Schedule II.

     Schedule III.

     Schedule IV.

     Schedule V.

     Schedule VII (to be updated with a new Group Structure Chart, provided by SCC).

     Schedule IX.

     Schedule XV.

3.   Conditions Precedent

3.1 (a) Agreement: this Agreement duly signed on behalf of each of the parties.
     (b)  Company Documents

          (i) Certificate of Authorisation: in relation to the Borrowers and SCC, a certificate signed by a duly authorised director to the effect that the requisite resolution of its board of directors has been duly and properly passed:-

               (1) authorising its execution, delivery and performance of this Agreement; and

               (2) authorising a named person or persons specified in such certificate and whose specimen signatures appear there to sign this Agreement and any amendments and renewals thereof and to give any notices or certificates required in connection with such documents, and confirming that such resolutions are still in effect and have not been varied or rescinded and also confirming that there have been no changes to the constitutional documents of the Borrowers and SCC since the copies previously provided to the Lead Bank under the MFA;

          (ii) Authorising Board Resolutions: a certified copy of the resolutions of the board of directors referred to in paragraph
               (b)(i) above or an original Resolution by Circular Letter of TCLTC in the agreed terms unless local legal counsel to the Lead Bank and the Security Agents advises that this is not necessary;

         (iii) Certificate of Authorisation of other Obligors: in relation to each

                                                                  CONFORMED COPY

               Obligor other than SCTC Inc, SCTC (UK), TCLTC, and SCC and the New Obligors, a certificate of one of its directors to the effect that the requisite resolution of its board of directors has been duly and properly passed approving this Agreement and confirming that such resolutions are still in effect and have not been varied or rescinded or a certificate in such other form as local legal counsel to the Lead Bank and the Security Agents consider to be satisfactory and also confirming that there have been no changes to the constitutional documents of the Obligors since the copies previously provided to the Lead Bank under the MFA;

          (iv) Other Obligors' Authorising Board Resolutions: a certified copy of the resolutions of the board of directors of each of the other Obligors referred to in paragraph (b)(iii) above;

          (v) New Obligors Authorising Board Resolutions: in relation to each of the New Obligors, a certified copy of the resolutions of its board of directors approving this Agreement, the Guaranty Agreement and the Security Agreement to be entered into by it and otherwise in such form as local legal counsel to the US Security Agent consider to be satisfactory;

          (vi) Certificate of Authorisation of New Obligors: in relation to each New Obligor, a certificate of one of its directors to the effect that the requisite resolution of its board of directors has been duly and properly passed approving this Agreement, the Guaranty Agreement and the Security Agreement and confirming that such resolutions are still in effect and have not been varied or rescinded or a certificate in such other form as local legal counsel to the Lead Bank and the Security Agents consider to be satisfactory;

         (vii) Constitutional Documents: certified copies of the constitutional documents of each of the New Obligors;

        (viii) Security Agreements: the Guaranty Agreement and Security Agreement duly executed on behalf of each of the New Obligors, together with such UCC filing statements and other ancillary documents as local legal counsel to the Security Agent may require; and

          (ix) Legal Opinion: a legal opinion of North Carolina counsel relating to the New Obligors;

     (b) Directors' Certificates: a certificate (signed in each case by a duly authorised director) of each of SCTC Inc. SCTC (UK) and TCLTC and SCC and dated as of the Effective Date that, after making diligent enquiry, the directors are not aware that any Event of Default or Potential Event of Default under the MFA has occurred and is Continuing;

     (c) Bank Mandates: such bank mandates, specimen signatures and similar documentation as Centura Bank may require in order to enable each of the Facilities made available by it to be utilised by each of the Borrowers, duly signed on behalf of the relevant Borrower(s);

     (d) Exiting Banks: a letter from each of Sun Trust and Rabobank International addressed to the Lead Bank, confirming that no party to the MFA or any Finance Document or Security Document has any further liabilities (actual or contingent) to it in connection with the MFA and/or any Finance Document or Security Document;

                                                                  CONFORMED COPY


     (e) Other Documentation: such other documentation as the Lead Bank may specify in writing.

3.2 The Lead Bank shall be entitled to disregard discrepancies in any of the conditions precedent produced to it pursuant to clause 3.1 of this Agreement where it considers that such discrepancy is of a minor and non-material nature.

3.3 The representations and warranties in clause 13.1 of the MFA shall be deemed to be repeated on the date of this Agreement and on the Effective Date.

3.4 All fees payable to the respective legal advisers of the Lead Bank and the US Security Agent shall be paid together with any disbursements and any applicable taxes in full within five Business Days of the Effective Date.

4.   Construction

4.1 The MFA and this Agreement shall after the date of this Agreement be read and construed as one document and references in the MFA and each Finance Document to the MFA shall be read and construed as references to the MFA as supplemented and amended by this Agreement.

4.2 The MFA shall continue in full force and effect, save as otherwise expressly amended by this Agreement.

4.3 The amendments contained in this Agreement shall be without prejudice to any rights and liabilities arising under the MFA by reference to any acts, omissions and events occurring before such amendments come into effect.

5.   Costs and Expenses

     SCTC Inc. will reimburse the Lead Bank and the US Security Agent on demand all reasonable costs and expenses (including legal costs and out-of-pocket expenses) and all value added tax thereon incurred by either of them in connection with the negotiation, preparation and execution of this Agreement and any condition precedent documentation contemplated in it.


6.   Counterparts

     This Agreement may be executed in any number of counterparts, all of which when taken together shall constitute a single instrument.


7.   Notices

     The provisions of Clause 32 (Notices) of the MFA shall be deemed to be incorporated, mutatis mutandis, in this Agreement.


8.   Governing Law and Jurisdiction

     The provisions of Clause 40 (Governing Law and Jurisdiction) of the MFA shall be deemed to be incorporated, mutatis mutandis, in this Agreement.

AS WITNESS the hands of the parties the day and year first above written.

                                                                  CONFORMED COPY


                                   Schedule 1

                                  The Borrowers



Name                                                        Company Number

Trans-Continental Leaf Tobacco Corporation Limited          H.LIV/14

Standard Commercial Tobacco Company (UK) Limited            1411968

Standard Commercial Tobacco Co., Inc.                       56-0323420

                                                                  CONFORMED COPY

                                   Schedule 2

                               The Remaining Banks

ABN Amro Bank

Berenberg Bank

BHF Bank AG

Centura Bank

Commerzbank AG

Deutsche Bank AG in Hamburg

Dresdner Bank AG in Hamburg

First Union National Bank

KBC Bank NV

Fortis Bank (Nederland) NV

Norddeutsche Landesbank Girozentrale

Standard Chartered Bank

Westdeutsche Landesbank Girozentrale

                                                                  CONFORMED COPY
                                 Signature Pages

The Borrowers


TRANS-CONTINENTAL LEAF TOBACCO CORPORATION LIMITED
FL-9490 Vaduz
Liechtenstein

Facsimile No:  + 41 75 236 5555
Attention:     The Finance Director

By:  KEITH N.MERRICK


STANDARD COMMERCIAL TOBACCO COMPANY (UK) LIMITED
Standard House
Weyside Park
Godalming
Surrey GU7 1XE
England

Facsimile No:  + 44 1483 860176
Attention:     The Finance Director

By:  KEITH N.MERRICK


STANDARD COMMERCIAL TOBACCO CO., INC.

2201 Miller Road, P O Box 450,
Wilson NC 27894-0450, USA

Facsimile No:  + 1 919 237 1109
Attention:     The Finance Director

By:  KEITH N.MERRICK


SCC (as Guarantor)

STANDARD COMMERCIAL CORPORATION

2201 Miller Road, P O Box 450,
Wilson NC 27894-0450, USA

Facsimile No:  + 1 919 237 1109
Attention:     The Finance Director

By:  KEITH N.MERRICK

                                                                  CONFORMED COPY

The New Obligors

STANDARD COMMERCIAL TOBACCO OPERATIONS, LLC
2201 Miller Road
PO Box 450
Wilson NC 27894-0450
USA

Facsimile No:  + 1 919 237 1109
Attention:     The Finance Director

By:  KEITH N.MERRICK


STANDARD COMMERCIAL TOBACCO THRESHING, LLC
2201 Miller Road
PO Box 450
Wilson NC 27894-0450
USA

Facsimile No:  + 1 919 237 1109
Attention:     The Finance Director

By:  KEITH N.MERRICK


STANDARD COMMERCIAL TOBACCO PROCESSORS, LLC
2201 Miller Road
PO Box 450
Wilson NC 27894-0450
USA

Facsimile No:  + 1 919 237 1109
Attention:     The Finance Director

By:  KEITH N.MERRICK


The Lead Bank

DEUTSCHE BANK A.G. IN HAMBURG
Firmen und Institutionen
Konzernbetreuung
Adolphsplatz 7
20079 Hamburg, Germany

Facsimile No:  + 49 40 3701 4684
Attention:     Bernd Krajnik

By:  CLAUDIA KEBLER

     WOLF-DIETRICH KNIGGE

                                                                  CONFORMED COPY
The International Security Agent

FORTIS BANK (NEDERLAND) N.V.
Camomile Court
23 Camomile Street
London EC3A 7PP

Facsimile No:  + 207 444 8810
Attention:     Iain Lappin-Smith

By:  A.J VAN BALEN - ROELOFFS

     YCM VAN DER KLOET


The US Security Agent

FIRST UNION NATIONAL BANK
301 South Tyron Street, T-28
Charlotte
NC 28288-0334
USA

Facsimile No:  00 1 704 383 6647
Attention:     Chris Corish

By:  CHRISTOPHER L.CORISH


The Steering Committee

DEUTSCHE BANK A.G. IN HAMBURG
Firmen und Institutionen
Konzernbetreuung
Adolphsplatz 7
20079 Hamburg, Germany

Facsimile No:  + 49 40 3701 4684
Attention:     Bernd Krajnik

By:  CLAUDIA KEBLER

     WOLF-DIETRICH KNIGGE


FORTIS BANK (NEDERLAND) NV
Coolsingel 93
PO Box 749

3000 AS Rotterdam

Netherlands

Facsimile No:  + 31 10 401 6558
Attention:     Jaap Van Beveren

By:  A.J VAN BALEN - ROELOFFS

     JAAP VAN BEVEREN

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                                                                  CONFORMED COPY


FIRST UNION NATIONAL BANK
c/o First Union Securities, Inc.
301 South College Street
Charlotte
NC 28202-0737
USA

Facsimile No:  00 1 704 383 6647
Attention:     Jorge Gonzalez
               Managing Director

By:  JORGE GONZALEZ


NORDDEUTSCHE LANDESBANK GIROZENTRALE
Brodschrangen 4
20457 Hamburg
Germany

Facsimile No:  + 49 40 3765 5304
Attention:     Mrs Glindmeyer

By:  ULRIKE GLINDMEYER

     NICOLE MEYER


WESTDEUTSCHE LANDESBANK GIROZENTRALE
Domstrasse 10
20095 Hamburg
Germany

Facsimile No:  + 49 40 339 68265
Attention:     Mrs Renate Koch, Credit Department

By:  W.REICHEL

     RENATE KOCH


The Banks

DEUTSCHE BANK A.G. IN HAMBURG
Firmen und Institutionen
Konzernbetreuung
Adolphsplatz 7
20079 Hamburg, Germany

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                                                                  CONFORMED COPY

Facsimile No:  + 49 40 3701 4684
Attention:     Bernd Krajnik

By:  CLAUDIA KEBLER

     WOLF-DIETRICH KNIGGE


FORTIS BANK (NEDERLAND) NV
Coolsingel 93
PO Box 749
3000 AS Rotterdam
Netherlands

Facsimile No:  + 31 10 401 6558
Attention:     Jaap Van Beveren

By:  A.J VAN BALEN - ROELOFFS

     JAAP VAN BEVEREN


FIRST UNION NATIONAL BANK
c/o First Union Securities, Inc.
301 South College Street
Charlotte
NC 28202-0737
USA

Facsimile No:  001 704 383 6647
Attention:     Jorge Gonzalez
               Managing Director

By:  JORGE GONZALEZ


NORDDEUTSCHE LANDESBANK GIROZENTRALE
Brodschrangen 4
20457 Hamburg
Germany

Facsimile No:  + 49 40 3765 5304
Attention:     Mrs Glindmeyer

By:  ULRIKE GLINDMEYER

     NICOLE MEYER


WESTDEUTSCHE LANDESBANK GIROZENTRALE
Domstrasse 10
20095 Hamburg
Germany

                                                                  CONFORMED COPY

Facsimile No:  + 49 40 339 68265
Attention:     Mrs Renate Koch, Credit Department

By:  W.REICHEL

     RENATE KOCH


BERENBERG BANK
Neuer Jungfernstieg 20
20354 Hamburg
Germany

Facsimile No:  + 49 40 354 248
Attention:     Mr Klaus Schroder

By:  FRANK JUNGCLAUS

     KLAUS SCHROEDER


BHF-BANK AKTIENGESELLSCHAFT
Neuer Wall 54
20354 Hamburg
Germany

Facsimile No:  + 49 40 3200 9203
Attention:     Mr Theodore Budde


By:  NORBERT SCHMITZ VON HUELST

     THEODORE BUDDE


COMMERZBANK A.G.
Ness 7-9
20457 Hamburg
Germany

Facsimile No:  + 49 40 368 32869
Attention:     Ralf Schwarzhaupt


By:  RALF SCHWARZHAUPT

     OVERKAMP

ABN AMRO BANK N.V.
TCF Europe,
Herengracht 595
PO Box 90 (AF 2432)
1000AB Amsterdam
The Netherlands

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                                                                  CONFORMED COPY

Tel:        + 31 20 383 3458
Fax:        + 31 20 383 3455
Attention:  Mr. Rudolf Oldeman

By:  RUDOLF E. OLDEMAN

     M.C MARSEILLE-ADLER


KBC BANK N.V.
Global Trade Finance Group
Dashwood House
69 Old Street
London EC2M 1GT
England

Tel:        +44 20 7861 2635
Fax:        +44 20 7861 2626
Attention:  Paul Lodwick/Fred Arnold

By: MALCOLM D.WILSON

   PAUL LODWICK


STANDARD CHARTERED BANK
37 Gracechurch Street
London EC3V OBX
England

Tel:        +44 207 280 7585
Fax:        +44 207 280 7598
Attention:  Mr. Francois Dorival-Bordes

By:  IAN MOTE

     COLIN GEORGE


DRESDNER BANK AG IN HAMBURG
Corporate Customers
Betreuung Unternehmenskunden Hamburg 3
Jungfernstieg 22
20349 Hamburg
Germany

Tel:        + 49 40 3501 3200
Fax:        + 49 40 350 1 3278
Attention:  Mr Eugen Klutzny

By:  EUGEN KLUTZNY

     ALBERT

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                                                                  CONFORMED COPY

CENTURA BANK
Corporate Banking
PO Box 1220
131 N. Church Street
Rocky Mound
NC27802
USA

Tel: +1 252 454 4433
Fax: +1 252 454 4835
Attention:  Lowry D Perry

By:  LOWRY D.PERRY


The Outgoing Banks

RABOBANK INTERNATIONAL
Thames Court
One Queenhithe
London
EC4V 3RL

Facsimile No:  + 44 20 7809 3500
Attention:     Mr David Cormack

By:       DAVID CORMACK

          SIMON PHILLIP TYLER


SUN TRUST
919 East Main Street
Richmond
VA 23219
USA

Facsimile No:  00 1 804 782 5413
Attention:     Mr C Gray Key

By:       C GRAY KEY